PRICING SUPPLEMENT

















Marshall & Ilsley Corporation


           Filed under Rule 424 (b)(2), Registration Statement No. 333-33814 Pricing Supplement No. 75 - dated 6/21/04


$500,000,000
(To Prospectus dated April 12, 2000, and Prospectus


Marshall & Ilsley Corporation MiNotessm
Due Nine Months or More from Date of Issue
Supplement dated October 21, 2003)

CUSIP

Aggregate

Price to

Purchasing

Proceeds

Interest Rate

Interest Payment

Maturity

Survivor's

Number

Principal Amount

Public(1)

Agent's Discount(1)

Before Expenses(1)

Per Annum

Frequency

Date

Option













(begin date)
























57183MDE7

$1,123,000

100%

1.00%

99.00

4.550%

Monthly

12/15/2009

YES














(7/15/04)






Senior Notes

































Redemption Information:
























57183MDF4

$604,000

100%

1.20%

98.80

5.000%

Monthly

12/15/2011

YES














(7/15/04)






Senior Notes

































Redemption Information:
























57183MDG2

$862,000

100%

2.00%

98.00

5.500% to 6/14/09

Monthly

6/15/2023

YES












6.125% to 6/14/14

(7/15/04)






Senior Notes







7.000% to 6/14/19
















8.000% to 6/14/23








Redemption Information: Redeemable at the option of Marshall & Ilsley Corporation on 6/15/2005 and each interest payment date thereafter, at a price equal to 100%






Merrill Lynch & Co.

Marshall & Ilsley Corporation

Trade Date:6/21/04
Purchasing Agent


770 North Water Street

Issue Date:6/24/04
Acting as Principal

Milwaukee, WI 53202

Minimum Denominations/Increments: $1,000/$1,000







Original Issue Discount: No







All trades settle without accrued interest and clear SDFS: DTC Book-Entry only









Merrill Lynch DTC Participant Number:  5132














(1) Expressed as a percentage of the aggregate principal amount.








"MiNotes" is a service mark of Marshall & Ilsley Corporation.



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